EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15941, 333-15945, 333-60189, 333-60203, 333-81373, 333-100079, 333-107646, 333-107648 and 333-128000) of Abercrombie & Fitch Co. of our report dated March 30, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
March 30, 2007